                                                                   EXHIBIT 4(gg)

                 WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT (herein called this "Amendment"), dated as of January 31, 2001 is entered into by and among the Borrowers party to the Credit Agreement (as hereinafter defined), the Banks from time to time party to the Credit Agreement, the Co-Syndication Agents as named therein, the Documentation Agent as named therein and Citibank, N.A., as agent for the Banks (in such capacity, the "Agent"). Except as otherwise defined or as the context requires, terms defined in the Credit Agreement are used herein as therein defined.

                                  WITNESSETH:

         WHEREAS, The Williams Companies, Inc., a Delaware Corporation ("TWC"), Northwest Pipeline Corporation, a Delaware corporation ("NWP"), Transcontinental Gas Pipe Line Corporation, a Delaware corporation ("TGPL"), Texas Gas Transmission Corporation, a Delaware corporation ("TGT"; TWC, NWP, TGPL and TGT each a "Borrower" and collectively, the "Borrowers") have entered into a certain Credit Agreement dated as of July 25, 2000 with the financial institutions from time to time party thereto (the "Banks"), The Chase Manhattan Bank and Commerzbank AG, as Co-Syndication Agents, Credit Lyonnais New York Branch, as Documentation Agent, and Citibank, N.A., as Agent (the "Credit Agreement"), which Credit Agreement has been amended by a letter agreement dated as of October 10, 2000 (the "Letter Agreement");

         WHEREAS, the Borrowers and the Banks now desire to amend the Credit Agreement in certain respects, as hereinafter provided, and to terminate the Letter Agreement; and

         WHEREAS, the Borrowers have requested waivers of certain provisions of the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrowers and the Banks hereby agree as follows:

         SECTION 1. Amendment of Section 1.01 of the Credit Agreement. Section
1.01 of the Credit Agreement is hereby amended as follows:

                  (a) The definition of "Consolidated Net Worth" in such Section
1.01 is hereby amended and restated to read in its entirety as follows:

         "        "Consolidated Net Worth" of any Person means the Net Worth of such Person and its Subsidiaries on a Consolidated basis plus, in the case of TWC, the Designated

         Minority Interests to the extent not otherwise included; provided that, in no event shall the value ascribed to Designated Minority Interests for the Subsidiaries of TWC described in clauses (i) through (v) and
         (vii) of the definition of "Designated Minority Interests" exceed $136,892,000 in the aggregate."

                  (b) The definition of "Debt" is hereby amended and restated to read in its entirety as follows:

         "        "Debt" means, in the case of any Person, (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures or notes, (iii) obligations of such Person to pay the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of business), (iv) monetary obligations of such Person as lessee under leases that are, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations of such Person under guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) of this definition and (vi) indebtedness or obligations of others of the kinds referred to in clauses (i) through
         (v) of this definition secured by any Lien on or in respect of any property of such Person; provided, however, that (x) Debt shall not include any obligation under or resulting from any agreement referred to in paragraph (y) of Schedule III, paragraph (y) of Schedule IV, paragraph (y) of Schedule V, or paragraph (y) of Schedule VI; (y) in the case of TWC, Debt shall not include any contingent obligation of TWC relating to indebtedness incurred by any SPV, WCG or a WCG Subsidiary pursuant to the WCG Structured Financing; and (z) it is the understanding of the parties hereto that Debt shall not include any monetary obligations or guaranties of monetary obligations of Persons as lessee under leases that are, in accordance with generally accepted accounting principles, recorded as operating leases."

                  (c) The definition of "Designated Minority Interests" is hereby amended and restated to read in its entirety as follows:

         "        "Designated Minority Interests" of TWC means, as of any date of determination, the total of the minority interests in the following Subsidiaries of TWC: (i) El Furrial, (ii) PIGAP II, (iii) Nebraska Energy, (iv) Seminole, (v) American Soda, (vi) the Midstream Asset MLP, and (vii) other Subsidiaries, as presented in the Consolidating balance sheet of TWC, in an amount not to exceed in the aggregate $9,000,000 for such other Subsidiaries not referred to in items (i) through (vi); provided that minority interests which provide for a stated preferred cumulative return shall not be included in "Designated Minority Interests."


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



                  (d) The following definitions are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

         "        "Midstream Asset MLP" means one or more master limited
         partnerships included in the Consolidated financial statements of TWC to which TWC has transferred or shall transfer certain assets relating to the distribution, storage and transportation of petroleum products and ammonia, including without limitation marine and inland terminals and related pipeline systems, including, without limitation, Williams Energy Partners L.P."

         "        "SPV" is used as defined in the definition of "WCG Structured
         Financing."

         "        "WCG Structured Financing" means a certain series of related transactions in anticipation of the spin-off of WCG pursuant to which WCG or a WCG Subsidiary shall obtain loans or equity contributions, either directly from investors in the marketplace or through one or more special purpose vehicles (each, an "SPV"), which SPV or SPVs may be Subsidiaries of TWC. Principal of such loans and such equity contributions shall be in a cumulative amount after January 31, 2001 which does not exceed in the aggregate $1.5 billion. TWC shall have a contingent obligation with respect to repayment of indebtedness or return on and of equity of the SPV (or SPVs) or WCG or a WCG Subsidiary in regard to such transaction, which contingent obligation shall terminate in each case no later than four (4) years after the effective date of such transaction and shall be satisfied only through the issuance of equity securities unless further sales of equity securities of TWC are not possible or will not result in additional proceeds."

                  (e) Section 1.03 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "        Section 1.03 Accounting Terms. All accounting terms not
         specifically defined shall be construed in accordance with general accounting principles, and each reference herein to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect, consistently applied."

         SECTION 2. Waivers. The Borrowers have requested the waiver of, and each Bank hereby agrees to waive, certain provisions of the Credit Agreement for and in connection with the transactions described below:

                  (a) TWC or certain of its Subsidiaries are currently the owners of certain assets described on Schedule A-1 hereto which TWC or such certain Subsidiaries wish to transfer to WCG and/or certain WCG Subsidiaries. In exchange for the transfer to WCG and/or certain WCG Subsidiaries of the assets listed on Schedule A-1 and the assumption by TWC and/or its Subsidiaries of those certain liabilities of WCG or WCG Subsidiaries listed on Schedule A-2, WCG and/or certain WCG Subsidiaries will transfer to TWC and/or its Subsidiaries, the assets listed on Schedule B-1 and will assume those certain liabilities of TWC and/or its Subsidiaries listed on Schedule B-2.

TWC hereby represents and warrants that such transaction is being entered into on terms and conditions reasonably fair in all material respects to TWC and its Subsidiaries.

         TWC anticipates that it or one of its Subsidiaries may purchase certain assets of WCG or a WCG Subsidiary listed on Schedule A-1 and enter into a Sale Lease-Back Transaction in which TWC or one of its Subsidiaries will lease such assets to WCG or a WCG Subsidiary. TWC hereby covenants that such transaction shall be entered into on terms and conditions reasonably fair in all material respects to TWC and its Subsidiaries. To the extent that such Sale Lease-Back Transaction may be, or may be deemed to be, an investment in WCG or a WCG Subsidiary, such transaction is prohibited by Section 5.02(e) of the Credit Agreement.

                  In connection with such asset exchange and the Sale Lease-Back Transaction, and only for purposes of such transactions, TWC requests that the Banks waive the provisions of Section 5.02(e) to allow TWC and/or its Subsidiaries to effect the Sale Lease-Back Transaction, described in the preceding paragraph, and to acquire the equity interests and stock in WCG and certain WCG Subsidiaries, as described on Schedule B-1, and to transfer assets to WCG and/or WCG Subsidiaries on the terms set forth above. Nothing herein shall be construed or deemed to permit TWC or its Subsidiaries to invest in or acquire stock or equity interests in WCG or any WCG Subsidiaries except to the extent described above. Nothing herein shall, or shall be deemed to, waive the provisions of Section 5.02(j) or any other provisions of the Credit Agreement applicable to the Sale Lease-Back Transaction, except as expressly set forth above with respect to Section 5.02(e).

                  (b) In connection with the WCG Structured Financing, and only with respect to such WCG Structured Financing, TWC requests that the Banks waive:

                  (i) the provisions of Section 5.02(d) to allow consensual encumbrances and restrictions on the ability of any SPV (as defined above) to make or pay any distributions, dividends, loans or advances to TWC or its Subsidiaries; provided, that, such consensual encumbrances or restrictions (x) are pursuant to the documents governing the WCG Structured Financing and (y) restrict making or paying distributions, dividends, loans or advances of or on only those assets held by an SPV directly relating to the WCG Structured Financing; and

                  (ii) the provisions of Section 5.02(i) to allow TWC or a Subsidiary of TWC to be contingently liable for the obligations of any SPV, WCG or WCG Subsidiaries for payments relating to indebtedness or return on and of equity incurred by such entity pursuant to the WCG Structured Financing.

         By its signature hereto, each Bank agrees to waive and does hereby waive (i) Section 5.02(e) to allow TWC and its Subsidiaries to acquire the equity interests and stock in WCG and certain WCG Subsidiaries, to the extent set forth above and to allow TWC and its Subsidiaries to act as lessor pursuant to the Sale Lease-Back Transaction described above involving assets listed on Schedule A-1; (ii) Section 5.02(d) to allow consensual encumbrances and restrictions on the ability of any SPV to make or pay distributions, dividends, loans or advances to TWC or its Subsidiaries if such encumbrances and restrictions are pursuant to documents governing the WCG Structured Financing and apply only to assets of such SPV which are directly related to the WCG Structured Financing and (iii) Section 5.02(i) to allow TWC or a Subsidiary to be contingently liable with respect to the indebtedness or return on and of equity incurred pursuant to the WCG Structured Financing. Nothing herein shall be deemed or construed to waive any other breach of Sections 5.02(d), 5.02(e) or Section 5.02(i) of the Credit Agreement or to waive a breach of any other provision of the Credit Agreement or to require any similar or dissimilar waiver to be granted hereafter.

         SECTION 3. To induce the Agent and the Banks to enter into this Amendment, each of the Borrowers hereby reaffirms as to itself and its Subsidiaries, as of the date hereof, its representations and warranties contained in Article IV of the Credit Agreement (except to the extent such representations and warranties relate solely to an earlier date) and additionally represents and warrants as follows:

                  (a) Each Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate or limited liability company powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except for those licenses, authorizations, certificates, consents and approvals which the failure to have could not reasonably be expected to have a material adverse effect on the business, assets, condition or operation of the Borrower and its Subsidiaries taken as a whole. Each material Subsidiary of each Borrower is duly organized or validly formed, validly existing and (if applicable) in good standing under the laws of its jurisdiction of incorporation or formation, except where the failure to be so organized, existing and in good standing could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of such Borrower and its Subsidiaries taken as a whole. Each material Subsidiary of a Borrower has all corporate or limited liability company powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except for those licenses, authorizations, certificates, consents and approvals which the failure to have could not reasonably be expected to have a material adverse effect on the business, assets, condition or operation of such Borrower and its Subsidiaries taken as a whole.

                  (b) The execution, delivery and performance by each Borrower of this Amendment and the consummation of the transactions contemplated by this Amendment are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) such Borrower's charter or by-laws or (ii) any law or any contractual restriction binding on or affecting such Borrower and will not result in or require the creation or imposition of any Lien.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Borrower of this Amendment or the consummation of the transactions contemplated by this Amendment.

                  (d) This Amendment has been duly executed and delivered by each Borrower. This Amendment and the Credit Agreement as amended by this Amendment are the legal, valid and binding obligations of each Borrower enforceable against each Borrower in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity.

                  (e) Except as set forth in the Public Filings, there is, as to each of the Borrowers, no pending or, to the knowledge of such Borrower, threatened action or proceeding affecting such Borrower or any material Subsidiary of such Borrower (or in the case of TWC, the Borrowers, any Subsidiary of a Borrower or any WCG Subsidiary) before any court, governmental agency or arbitrator, which could reasonably be expected to materially and adversely affect the financial condition or operations of such Borrower and its Subsidiaries taken as a whole or which purports to affect the legality, validity, binding effect or enforceability of this Amendment, the Credit Agreement or any Note. For the purposes of this Section, "Public Filings" shall mean the respective annual reports of TWC or any other Borrower on Form 10-K or Form 10-K/A for the year ended December 31, 1999, and TWC's and the Borrowers' respective quarterly reports on Form 10-Q for the quarter ended September 30, 2000.

                  (f) Upon giving effect to this Amendment, no event has occurred and is continuing which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         SECTION 4. The effectiveness of this Amendment is conditioned upon receipt by the Agent of all the following documents, each in form and substance satisfactory to the Agent:

                  (a) Counterparts of this Amendment executed by each of the Borrowers, the Agent and the Majority Banks;

                  (b) A certificate of the Secretary or Assistant Secretary of each of the Borrowers as to (i) any changes (or the absence of changes) since July 25, 2000 to its certificate of incorporation and its by-laws as of the date hereof, (ii) the resolutions of such Borrower authorizing the execution of this Amendment and (iii) the names and true signatures of the officers authorized to execute this Amendment;

                  (c) A certificate in form and substance satisfactory to the Agent dated the date hereof addressed to the Banks of a responsible officer of WCG and/or each relevant WCG Subsidiary as to (i) its title to those assets transferred to TWC or a Subsidiary of TWC pursuant to the transactions described in Section 2 hereof, and (ii) the equity interests and shares of stock issued to TWC or a Subsidiary of TWC;

                  (d) An opinion of William G. von Glahn, General Counsel of the Borrower, substantially in the form of Exhibit A hereto; and

                  (e) Such other documents as the Agent shall have reasonably requested.

         SECTION 5. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

         SECTION 6. The Letter Agreement is hereby terminated.

         SECTION 7. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

         SECTION 8. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts.

         SECTION 9. This Amendment shall be binding upon each of the Borrowers, the Agent and the Banks and their respective successors and assigns, and shall inure to the benefit of each of the Borrowers, the Agent and the Banks and the successors and assigns of the Banks.


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


         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, to be effective as of January 31, 2001.

                                      BORROWERS:

                                      THE WILLIAMS COMPANIES, INC.


                                      By: /s/ James G. Ivey
                                          ---------------------------------
                                      Name:   James G. Ivey
                                      Title:  Treasurer


                                      TEXAS GAS TRANSMISSION CORPORATION


                                      By:  /s/ Jeff P. Heinrichs
                                          ---------------------------------
                                      Name:    Jeff P. Heinrichs
                                      Title:   Treasurer


                                      TRANSCONTINENTAL GAS PIPE LINE
                                      CORPORATION


                                      By:  /s/ Jeff P. Heinrichs
                                          ---------------------------------
                                      Name:    Jeff P. Heinrichs
                                      Title:   Treasurer


                                      NORTHWEST PIPELINE CORPORATION


                                      By: /s/ Jeff P. Heinrichs
                                          ---------------------------------
                                      Name:   Jeff P. Heinrichs
                                      Title:  Treasurer

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                                      S-1

                                      AGENT:

                                      CITIBANK, N.A., as Agent


                                      By: /s/ (illegible)
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 12, 2001


                                      CO-SYNDICATION AGENTS:


                                      THE CHASE MANHATTAN BANK,
                                      as Co-Syndication Agent


                                      By: /s/ (illegible)
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 8, 2001


                                      COMMERZBANK AG,
                                      as Co-Syndication Agent


                                      By: /s/  Harry P. Yergey
                                          ---------------------------------
                                               Authorized Officer

                                      By: /s/  Brian J. Campbell
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 8, 2001

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                                      S-2

                                      DOCUMENTATION AGENT:


                                      CREDIT LYONNAIS NEW YORK BRANCH,
                                      as Documentation Agent and as a Bank


                                      By: /s/  Philippe Soustra
                                          ---------------------------------
                                               Authorized Officer

                                      Date:                , 2001
                                           ----------------

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


                                      BANKS:

                                      CITIBANK, N.A.


                                      By: /s/  (illegible)
                                          ---------------------------------
                                               Authorized Officer

                                      Date:     February 12, 2001


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                                      S-4

                                      THE BANK OF NOVA SCOTIA


                                      By: /s/  (illegible)
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 9, 2001


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                                      S-5

                                      BANK OF AMERICA, N.A.

                                      By: /s/  Claire M. Liu
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 8, 2001


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                                      S-6

                                      BANK ONE, NA (CHICAGO)


                                      By: /s/  Jeanie Harman
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 8, 2001


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                                      S-7

                                      THE CHASE MANHATTAN BANK

                                      By: /s/  (illegible)
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 8, 2001

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                                      S-8

                                      COMMERZBANK AG

                                      NEW YORK AND GRAND CAYMAN BRANCHES

                                      By: /s/  Brian J. Campbell
                                          ---------------------------------
                                               Authorized Officer

                                      By: /s/  Subash R. Viswanathan
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 8, 2001


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                                      S-9

                                      CREDIT LYONNAIS NEW YORK BRANCH

                                      By: [See Page S-3 for Signature]
                                          ---------------------------------
                                               Authorized Officer

                                      Date:              , 2001
                                           --------------

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                                      S-10

                                      THE FUJI BANK, LIMITED

                                      By: /s/  Jacques Azagury
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 9, 2001


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                                      S-11

                                      NATIONAL WESTMINSTER BANK PLC
                                      NEW YORK BRANCH

                                      By: /s/  Kevin J. Howard
                                          ---------------------------------
                                          Name:    Kevin J. Howard
                                          Title:   Managing Director


                                      Date:    February 9, 2001

                                      NATIONAL WESTMINSTER BANK PLC
                                      NASSAU BRANCH

                                      By: /s/  Kevin J. Howard
                                          ---------------------------------
                                          Name:    Kevin J. Howard
                                          Title:   Managing Director

                                      Date:    February 9, 2001


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

                                      ABN AMRO BANK, N.V.


                                      By: /s/  Frank R. Russo, Jr.
                                          ---------------------------------
                                               Authorized Officer

                                      By: /s/  Stuart Murray
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 9, 2001


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

                                      BANK OF MONTREAL


                                      By: /s/  (illegible)
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 6, 2001


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

                                      THE BANK OF NEW YORK

                                      By: /s/  (illegible)
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 8, 2001


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

                                      BARCLAYS BANK PLC

                                      By: /s/  Nicholas A. Bell
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 9, 2001

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

                                      CIBC INC.

                                      By: /s/  Lindsay Gordon
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 9, 2001

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


                                      CREDIT SUISSE FIRST BOSTON

                                      By: /s/  James Moran
                                          ---------------------------------
                                               Authorized Officer

                                      By: /s/  Robert Finney
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 9, 2001


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

                                      ROYAL BANK OF CANADA

                                      By:
                                          ---------------------------------
                                               Authorized Officer

                                      Date:                , 2001
                                           ----------------


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


                                      THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                      HOUSTON AGENCY

                                      By: /s/  K. Glasscock
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    January 29, 2001


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

                                      FLEET NATIONAL BANK
                                      f/k/a Bank Boston, N.A.

                                      By: /s/  Kristine A. Kasselman
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 9, 2001



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

                                      SOCIETE GENERALE, Southwest Agency

                                      By: /s/  (illegible)
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 8, 2001


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

                                      THE INDUSTRIAL BANK OF JAPAN
                                      TRUST COMPANY

                                      By: /s/  Michael N. Oakes
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 8, 2001


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                                      S-23

                                      TORONTO DOMINION (TEXAS), INC.

                                      By: /s/  Debbie A. Greene
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 8, 2001

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

                                      UBS AG, STAMFORD BRANCH

                                      By: /s/  Wilfred V. Saint
                                          ---------------------------------
                                               Authorized Officer

                                      By: /s/  Anthony N. Joseph
                                          ---------------------------------
                                               Authorized Officer

                                      Date:                    , 2001
                                           -------------------


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

                                      WELLS FARGO BANK TEXAS, N.A.

                                      By: /s/  J. Alan Alexander
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 8, 2001


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

                                      WESTDEUTSCHE LANDESBANK
                                      GIROZENTRALE, NEW YORK BRANCH

                                      By: /s/  Duncan M. Robertson
                                          ---------------------------------
                                               Authorized Officer

                                      By: /s/  Thomas Lee
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 8, 2001


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

                                      CREDIT AGRICOLE INDOSUEZ

                                      By: /s/  Brian Knezeak
                                          ---------------------------------
                                               Authorized Officer

                                      By: /s/  Douglas A. Whiddon
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 14, 2001

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

                                      SUNTRUST BANK

                                      By: /s/  David J. Edge
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 9, 2001


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

                                      THE DAI-ICHI KANGYO BANK, LTD.

                                      By: /s/  (illegible)
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 7, 2001

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


                                      ARAB BANKING CORPORATION (B.S.C.)

                                      By:
                                          ---------------------------------
                                               Authorized Officer

                                      Date:                   , 2001
                                           -------------------


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

                                      BANK OF CHINA, NEW YORK BRANCH

                                      By:
                                          ---------------------------------
                                               Authorized Officer

                                      Date:                   , 2001
                                           -------------------


Multiyear Credit Agreement

                                      BANK OF OKLAHOMA, N.A.

                                      By: /s/  Robert D. Mattax
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 8, 2001



Multiyear Credit Agreement

                                      BNP PARIBAS, HOUSTON AGENCY

                                      By: /s/  (illegible)
                                          ---------------------------------
                                               Authorized Officer

                                      By: /s/  Betsy Jocker
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 12, 2001

Multiyear Credit Agreement

                                      DG BANK DEUTSCHE
                                      GENNOSSENSCHAFTSBANK AG

                                      By: /s/  (illegible)
                                          ---------------------------------
                                               Authorized Officer

                                      By: /s/  (illegible)
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 8, 2001


Multiyear Credit Agreement

                                      KBC BANK N.V.

                                      By: /s/  Robert Snauffer
                                          ---------------------------------
                                               Authorized Officer

                                      By: /s/  Patrick A. Janssens
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 8, 2001


Multiyear Credit Agreement

                                      THE SUMITOMO BANK, LIMITED

                                      By: /s/  C. Michael Garrido
                                          ---------------------------------
                                               Authorized Officer

                                      Date:                   , 2001
                                           -------------------


Multiyear Credit Agreement

                                      COMMERCE BANK, N.A.

                                      By: /s/  Dennis R. Block
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 8, 2001

Multiyear Credit Agreement

                                      RZB FINANCE LLC

                                      By: /s/  Frank J. Yautz
                                          ---------------------------------
                                               Authorized Officer

                                      By: /s/  Pearl Geffers
                                          ---------------------------------
                                               Authorized Officer

                                      Date:    February 8, 2001

Multiyear Credit Agreement

                                      FIRST UNION NATIONAL BANK

                                      By:
                                          ---------------------------------
                                               Authorized Officer

                                      Date:               , 2001
                                           ---------------

Multiyear Credit Agreement

                                  SCHEDULE A-1

            ASSETS TO BE TRANSFERRED FROM TWC AND/OR ITS SUBSIDIARIES
                         TO WCG AND/OR WCG SUBSIDIARIES

1. Those certain three aircraft owned by Williams Aviation, Inc., or under contract for purchase by Williams Aviation, Inc, more specifically identified as follows:

                  Citation V - located in Chesterfield, Missouri, Tail Number
                               N352WC

                  Citation X - located in Tulsa, Oklahoma, Tail Number N358WC

                  Citation Excel - scheduled for delivery by April 1, 2001, Tail
                                   Number N359WC

         The aggregate value of the three aircraft is $32,000,000.

2. That certain Williams Technology Center located in Tulsa, Oklahoma, and owned by the Williams Headquarters Building Company. The Williams Technology Center is constructing a fifteen story office building that will house various Williams energy and communications employees. It will be attached to the east-end of the existing Bank of Oklahoma Tower at the Plaza, Ground and Service levels. The building is bounded on the north by First Street, east by Cincinnati Avenue, south by Second Street, and west by the podium of the Bank of Oklahoma Tower. The building will contain 733,391 net rentable square feet and accommodate up to 4,000 employees.

3. That certain Parking Garage being constructed on the northeast corner of First Street and Cincinnati Avenue, directly south of the LaPetite Academy daycare center. The parking garage will be six levels tall and contain 1,029 parking spaces. It will be connected to the Williams Technology Center by pedestrian bridges west across Cincinnati and south across First Street.

         The aggregate value of the Williams Technology Center and the Parking Garage (items 2 and 3) is $85,000,000.

4. That certain Intercompany Note executed between TWC and Williams Communications, Inc., on September 8, 1999. The note is for seven years and has approximately $975 million outstanding, bears interest at rates equal to LIBOR, or an alternate base rate, plus a margin based on the debt rating of WCG's credit facility by Standard & Poor's and Moody's, plus 0.25% based on WCG's ratio of total debt to EBITDA greater than or equal to 6.0 to 1.0. Principle is paid quarterly beginning July 1, 2000.

         The value of the Intercompany Note is $630,000,000.

                                 SCHEDULE A-2

                   LIABILITIES OF WCG AND/OR WCG SUBSIDIARIES
                  TO BE ASSUMED BY TWC AND/OR ITS SUBSIDIARIES

1. Payment obligations with respect to those certain building improvements, fixtures and equipment including all construction, design, flooring, food service equipment, security, audio equipment, video equipment, telecommunication equipment, furniture and fixtures, and related costs, including but not limited to material, labor, installation and taxes, as set forth in the Authorization for Expenditure(s) dated September 18, 2000.

         The aggregate value of the building improvements, fixtures and equipment is $160,000,000.

                                  SCHEDULE B-1

            ASSETS TO BE TRANSFERRED FROM WCG AND/OR WCG SUBSIDIARIES
                         TO TWC AND/OR ITS SUBSIDIARIES

1. All losses or credit carryovers or other similar attributes of WCG not in existence on September 30, 1999, but arising thereafter, and utilized by Williams as part of its consolidated tax return for any consolidated returns filed following September 30, 1999, as described in the Tax Sharing Agreement dated September 30, 1999.

         The aggregate value is $317,000,000.

2. That certain Telecommunications Services Agreement dated January 5, 1995, between The Williams Companies, Inc. and Wiltel, Inc., and subsequently amended. WorldCom, as the successor to Wiltel, provides WCG a specific amount of long distance, frame relay and private line services free of costs other than its out of pocket expenses payable to third parties. WCG resells these services to Williams, its subsidiaries and affiliates at market rates. The term of the agreement is 35 years beginning January 1995.

         The value is $65,000,000.

3. Those certain two dark fibers capable of providing a minimum capacity up to an OC-12 along the entire length of the fiber optic facilities along Transco's main line pipelines from Houston, Texas to Manassas, Virginia and Washington, D.C. to Station 200 outside Philadelphia, Pennsylvania which include property in the states of Texas, Louisiana, Mississippi, Alabama, Georgia, South Carolina, North Carolina, Virginia, the District of Columbia, Maryland and Pennsylvania, including the dark fiber needed to connect the non-contiguous points along the Transco right of way (the "Transco Fiber"). The general description of this service is provided in that certain Construction, Operating, Maintenance Agreement dated January 1, 1997. The Transco Fiber excludes any incidental services required to support the dark fiber pair, such as collocation, power, and maintenance fees.

         The aggregate value is $15,000,000.

4 That number of shares of WCG Class A stock to be issued to TWC having an aggregate value equal to approximately $470 million, to be priced based upon the average of the high and low for each of the five business days beginning January 17, 2001 and ending January 23, 2001.

                                 SCHEDULE B-2

                   LIABILITIES OF TWC AND/OR ITS SUBSIDIARIES
                  TO BE ASSUMED BY WCG AND/OR WCG SUBSIDIARIES

1 All incremental costs to be incurred by WCG in connection with the replacement of certain shared hardware, systems and applications that will need to be replicated upon the separation of the two companies. In addition, WCG will need to procure it own unique software licenses on everything from Microsoft products to the PeopleSoft applications. Also included in this category are those miscellaneous costs incurred to effect the spin-off of WCG from Williams.

         The aggregate value is $40,000,000.

                                    Exhibit A

                                 Form of Opinion

                               _____________, 2001

To each of the Banks parties to the Credit Agreement dated as of July 25, 2000, as amended, by and among the Borrowers, the Banks parties thereto and Citibank, N.A., as Agent for the Banks

Ladies and Gentlemen:

         I am General Counsel of The Williams Companies, Inc. ("TWC") and have acted as counsel to the Borrowers in connection with the U.S. $700,000,000 Credit Agreement dated July 25, 2000, by and among the Borrowers, the Banks parties thereto, and Citibank, N.A., as Agent for the Banks, as amended by a certain letter agreement dated October 10, 2000 (the "Original Agreement") and a certain Waiver and First Amendment to Credit Agreement dated as of January 31, 2001 (the "Amendment"). This opinion is furnished to you at the request of the Borrower pursuant to Section 4(d) of the Amendment. Terms defined in the Amendment not otherwise defined herein are used herein as therein defined.

         In connection with the opinions expressed herein, I, or attorneys reporting to me, have examined and relied upon copies of the following documents:

         (a) the Amendment, including all exhibits, schedules, and attachments thereto;

         (b) the Original Agreement, including all exhibits, schedules and attachments thereto;

         (c) the Certificates of Incorporation and By-Laws of the Borrowers, and all amendments thereto; and

         (d) Certificates of the Secretary of State of the State of Delaware dated February 9, 2001 attesting to the continued corporate existence and good standing of each Borrower in that state.

___________, 2001
Page 4


         Those documents identified in items (a) and (b) above are collectively referred to herein as the "Transaction Documents." In connection with this opinion, I or other attorneys acting under my supervision have (i) investigated such questions of law, (ii) examined such corporate documents and records of the Borrowers and certificates of public officials, and (iii) received such information from officers and representatives of the Borrowers and made such investigations as I or other attorneys under my supervision have deemed necessary or appropriate for the purposes of this opinion. I have not, nor have other attorneys under my supervision, conducted independent investigations or inquiries to determine the existence of matters, actions, proceedings, items, documents, facts, judgments, decrees, franchises, certificates, permits, or the like and have made no independent search of the records of any court, arbitrator, or governmental authority affecting any Person, and no inference as to my knowledge thereof shall be drawn from the fact of my representation of any party or otherwise.

         In rendering the opinions herein, I have assumed without independent verification (i) the genuineness of all signatures of the Banks and the Agent,
(ii) the capacity of the signing officers of each of the Banks and the Agent,
(iii) the authenticity of all documents submitted to me as originals and the conformity with the authentic originals of all documents submitted to me as copies, and (iv) the due execution and delivery, pursuant to due authorization, of the Transaction Documents by the necessary Banks and the Agent and the enforceability of the Transaction Documents against the necessary Banks and the Agent.

         Based upon and subject to the foregoing and the other qualifications, limitations, and assumptions set forth below and upon such other matters as I have deemed appropriate, I am of the opinion that:

         (1) Each of the Borrowers is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         (2) The execution, delivery, and performance by each Borrower of the Amendment and the consummation of the transactions contemplated by the Amendment are (a) within each Borrower's corporate powers, (b) will not contravene (i) the respective Certificates of Incorporation or By-Laws of each Borrower,
                  (ii) any law, rule, or regulation applicable to each Borrower (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), or (iii) any contractual or legal restriction, and (c) will not result in or require the creation or imposition of any Lien prohibited by the Original Agreement, as amended by the Amendment.

         (3) The Amendment has been duly authorized, executed, and delivered to the Agent by each Borrower.

         (4) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery,

___________, 2001
Page 5


                  and performance by any Borrower of the Amendment or the consummation of the transactions contemplated by the Amendment, except, in the case of such performance, for such authorizations, approvals, actions, notices, and filings which have been made or obtained.

___________, 2001
Page 6

         (5) The Amendment, when executed and delivered, will constitute legal, valid and binding obligations of the Borrowers enforceable against each Borrower in accordance with its terms.

         (6) Except as set forth in the Public Filings, to my knowledge there are no pending or overtly threatened actions or proceedings against any Borrower or any of its Subsidiaries before any court, governmental agency, or arbitrator that purport to affect the legality, validity, binding effect, or enforceability of the Original Agreement, as amended by the Amendment, or that would reasonably be expected to have a materially adverse effect upon the financial condition or operations of the Borrowers and their Subsidiaries, taken as a whole.

         (7) No Borrower is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No Borrower is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (8) In any action or proceeding arising out of or relating to the Amendment in any court of the State of Oklahoma or in any Federal court sitting in the State of Oklahoma, assuming (i) proper venue, jurisdiction, and a full and proper presentation of the issues and the law to the court, (ii) such action or proceeding is not dismissed on the basis of an inconvenient forum, and (iii) that the court properly applies Oklahoma law, such court would (a) recognize and give effect to the provisions of the Amendment that set forth the governing law, and (b) construe the Amendment in accordance with the internal laws of the State of New York. However, if a court were to hold that the Amendment is governed by or to be construed in accordance with the laws of the State of Oklahoma, the Amendment when executed and delivered, would be, under the laws of the State of Oklahoma, legal, valid, and binding obligations of each Borrower signatory thereto and enforceable against each Borrower in accordance with its terms.

___________, 2001
Page 7


         The opinions expressed in this letter are subject to the following additional qualifications and limitations.

         1. My opinion in paragraph 1 with respect to the incorporation and good standing of the Borrowers is based solely on a Certificates, dated as of February 9, 2001, from the Secretary of State of the State of Delaware, certifying as to such matters.

         2. My opinions in paragraph 5 and my opinion in the last sentence of paragraph 8 above are subject, insofar as enforceability is concerned, to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law affecting creditors' rights and remedies generally.

         3. My opinion in paragraph 5 and my opinion in the last sentence of paragraph 8 above are subject, insofar as enforceability is concerned, to the effect of general principles of equity including principles of commercial reasonableness, good faith, and fair dealing (regardless of whether considered in a proceeding in equity or at law).

         4. I express no opinion with respect to the enforceability of any of the following: (i) indemnification provisions to the extent the same are violative of federal or state securities laws, rules, or regulations, or of public policy, (ii) clauses waiving right to trial by jury, exculpation clauses, or clauses granting offset rights to the Banks or against any deposits or in respect of matured claims, (iii) clauses relating to recovery of attorneys' fees in connection with the enforcement of obligations, (iv) clauses relating to release of unmatured claims and integration clauses to the effect that no representation was made other than as appears in a Transaction Document, (v) clauses purporting to waive unmatured rights, representations, warranties, or affirmative or negative covenants to the extent such representations, warranties, or covenants can be construed to be independent clauses which purport to be legal, valid, binding, and enforceable by themselves, as distinguished from being clauses that trigger an event of default, and severability and similar clauses, and (vi) clauses that incorporate by reference a document or instrument or agreement not in existence on the date hereof to the extent that any such document, instrument, or agreement is the basis of an effort to enforce a Transaction Document, insofar as any of the foregoing are contained in a Transaction Document.

         5. I express no opinion as to the effect on the opinions herein stated of compliance or non-compliance by any Bank with any applicable state, federal, or other laws or regulations applying only to banks, or the legal or regulatory status of any Bank.

___________, 2001
Page 8


         6. My opinion in paragraph 5 and my opinion in paragraph 8 above assumes (i) application of New York law would not be found to be contrary to a fundamental policy of a state with a materially greater interest in determining the question presented and the laws of which would govern in absence of an effective choice of law, (ii) Citibank, N.A. has a place of business located in the State of New York, and (iii) the Borrowers are required to perform a part of their respective obligations under the Original Agreement or Amendment, such as delivery of payment, in the State of New York.

         7. Qualification of any statement or opinion herein by the use of the words "to my knowledge" means that during the course of representation in connection with the transactions contemplated by the Original Agreement or the Amendment, no information has come to the attention of me or attorneys reporting to me that would give me or such attorneys current actual knowledge of the existence of facts or matters so qualified. I have not undertaken any investigation to determine the existence of facts, and no inference as to my knowledge thereof shall be drawn from the fact of the representation by me or attorneys reporting to me of any party or otherwise.

         I am admitted to practice law in the States of Oklahoma and New York, and, accordingly, the opinions expressed herein are based upon and limited exclusively to the laws of the States of Oklahoma and New York, the General Corporation Law of the State of Delaware and the laws of the United States of America insofar as any of such laws are applicable. I render no opinion with respect to any other laws.

         This opinion letter is solely for the benefit of the Banks and the Agent, their respective successors, assigns, participants, and other transferees and counsel for the Persons referred to in this sentence, in consummating the transaction contemplated by the Amendment, and may not be used or relied upon by, quoted, transmitted to, or filed with any other Person or for any other purpose whatsoever without in each instance my prior written consent. This opinion speaks as of its date, and I undertake no, and hereby expressly disclaim any, duty to advise you as to any changes of fact or law coming to my attention after the date hereof.

                                                Very truly yours,



                                                William G. von Glahn